Exhibit 4.1

SunCoke Energy, Inc.

as the Company

the Guarantors party hereto

and

The Bank of New York Mellon Trust Company, N.A.

as Trustee

Indenture

Dated as of July 26, 2011

7 5/8% Senior Notes due 2019

CROSS-REFERENCE TABLE

§ 310	(a)	7.10
	(b)	7.03, 7.08
§ 311		7.03
§ 311	(b)(4)	7.03
	(b)(6)	7.03
§ 312	(a)	11.02
	(b)	11.02
§ 313	(a)	7.06
	(c)	7.05, 7.06
	(d)	7.06
§ 314	(a)	4.16
§ 315	(a)	7.02
	(b)	7.02, 7.05
	(c)	7.02
	(d)	7.02
§ 316	(c)	11.02

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

i

ii

EXHIBITS

EXHIBIT A Form of Note

EXHIBIT B Form of Supplemental Indenture

EXHIBIT C Restricted Legend

EXHIBIT D DTC Legend

EXHIBIT E Regulation S Certificate

EXHIBIT F Rule 144A Certificate

EXHIBIT G Institutional Accredited Investor Certificate

EXHIBIT H Certificate of Beneficial Ownership

EXHIBIT I Temporary Offshore Global Note Legend

iii

INDENTURE, dated as of July 26, 2011, among SunCoke Energy, Inc., a Delaware corporation, as the Company, the Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $400,000,000 aggregate principal amount of the Company’s 7 5/8% Senior Notes Due 2019 (together with any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor, the “Initial Notes”), and, if and when issued, any Additional Notes and Exchange Notes (collectively, the “Notes”). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, has been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Capital Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other non-current assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used in a Permitted Business.

“Additional Interest” means, at any time, all additional interest then owing pursuant to a Registration Rights Agreement.

“Additional Notes” means 7 5/8% Senior Notes due 2019 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Sections 2.04, 2.06, 2.09 and 3.02 of this Indenture, in the case of Notes that are not already Additional Notes, and other than Exchange Notes issued pursuant to an exchange offer for the other Notes outstanding under this Indenture).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (provided that the Parent and its Affiliates shall not be deemed to control the Company solely as a result of the rights and obligations under the Transaction Documents or any other agreements existing on the Issue Date). “Controlled” has a meaning correlative thereto.

“Agent” means any Registrar, Paying Agent or Authentication Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means with respect to any Note on any redemption date the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at August 1, 2014 as set forth under Section 3.01 plus (2) all required interest payments due on such Note from the redemption date through August 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the principal amount of such note.

“Asset Sale” means any sale, lease (other than operating leases or capital leases entered into in the ordinary course of business), transfer or other disposition of any assets by the Company or any Restricted Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1) a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2) a transaction covered by Section 5.01;

(3) a Restricted Payment permitted under Section 4.07 or a Permitted Investment;

(4) any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries of licenses or sub-licenses, including with respect to intellectual property rights;

(5) the sale of Capital Stock of an Unrestricted Subsidiary;

(6) the sale of assets by the Company and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(7) foreclosure of assets of the Company or any of its Restricted Subsidiaries;

(8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9) the unwinding of any Hedging Agreements;

(10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) the issuance of Disqualified Equity Interests or Preferred Stock pursuant to Section 4.06;

(12) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries to the extent consisting of directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary;

(13) the sale or discounting of receivables in the ordinary course of business;

(14) a sale of receivables and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing;

(15) a transfer of receivables and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(16) (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries and (b) sales or leases of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines;

(17) any asset sold in connection with a Sale and Leaseback Transaction in compliance with clause (b)(18) of the Section 4.06;

(18) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $10.0 million; and

(19) any disposition pursuant to or contemplated by the Transaction Documents as in effect on the Issue Date.

“Attributable Indebtedness” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Authentication Agent” refers to a Person appointed to authenticate the Notes pursuant to Section 2.03. The initial Authentication Agent shall be the Trustee.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“bankruptcy default” has the meaning assigned to such term in Section 6.01(g).

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means:

(1) with respect to the Company, its board of directors or any committee thereof duly authorized to act on behalf of such board; and

(2) with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) if the Person is a partnership, the board of directors or other governing body of the general partner of the partnership, (iii) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or the managing member or members or any controlling committee thereof and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Lease Obligation” means, the Attributable Indebtedness in respect of a Capital Lease.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means

(1) money in currencies other than United States dollars,

(2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding one year from the date of acquisition,

(3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s,

(4) commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s,

(5) readily marketable direct obligations issued or fully guaranteed by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(6) investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above;

(7) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria described in clause (3) above;

(8) indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(9) in the case of a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such person conducts business.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change of Control” means:

(1) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors of the Company, together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(3) the adoption of a plan relating to the liquidation or dissolution of the Company.

provided, however, that, with respect to clause (1) above a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if:

(A) the stockholders of the Company immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of such person immediately following the consummation of such transaction; and

(B) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person) or Permitted Holders, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Company.

A Person or group shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Claymont” means The Claymont Investment Company LLC.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Company” means SunCoke Energy, Inc., until a successor replaces it and, thereafter, the successor, in accordance with Section 5.01.

“Consolidated Adjusted EBITDA” means, for any period, the Consolidated Net Income for such period plus:

(1) provision for Taxes, based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such amounts were deducted in computing Consolidated Net Income, plus

(2) Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income, plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization an other non-cash expenses were deducted in computing such Consolidated Net Income, plus

(4) the “run-rate” Consolidated Net Income plus amounts added to Consolidated Net Income in accordance with clauses (1) through (3) of this definition to calculate Consolidated Adjusted EBITDA (the “Operational EBITDA”) of any asset acquired, constructed, designed, installed or improved that has not been fully constructed, complete and operational in the business of the Company and its Restricted Subsidiaries for at least four full fiscal quarters; provided that (A) the Operational EBITDA of such asset shall be determined based upon the annualized Operational EBITDA of such asset projected in good faith by a responsible financial or accounting officer of the Company to be realized no later than 12 months after such asset is fully constructed, complete and operational in the business of the Company and its Restricted Subsidiaries and (B) the aggregate amount by which Consolidated Adjusted EBITDA is increased pursuant to this clause (4) shall not exceed 10% of Consolidated Net Income for any period of four consecutive fiscal quarters, plus

(5) sales discounts provided by the Company or any Restricted Subsidiary to customers due to sharing of nonconventional fuels tax credits, plus

(6) any net loss realized by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale, to the extent such losses were deducted in computing Consolidated Net Income, minus or plus, as the case may be,

(7) all extraordinary, unusual or non-recurring items of gain (loss) or expense to the extent added or deducted in computing Consolidated Net Income, minus or plus, as the case may be, and

(8) non-cash items increasing or decreasing such Consolidated Net Income for such period, other than the accrual of revenue or expense in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Adjusted EBITDA (A) in the same proportion that the Consolidated Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries and (b) all current maturities of long-term Debt.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the net income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a Restricted Subsidiary (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2) the net income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Person or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(3) the net income (loss) of any Person acquired during the specified period for any period prior to the date of the acquisition will be excluded;

(4) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of the Company; or (b) the disposition of any securities by the Company or any Restricted Subsidiary or the extinguishment of any Debt of the Company or any Restricted Subsidiary, will be excluded;

(5) any extraordinary, non-recurring or unusual gain or loss, together with any related provision for taxes on such extraordinary, non-recurring or unusual gain or loss will be excluded;

(6) any unrealized gain or loss included in net income due to marking Hedging Agreements to market will be excluded;

(7) any non-cash compensation expense realized for grants of performance shares, stock options or other rights of officers, directors and employees of the Company and any Restricted Subsidiary will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Qualified Equity Interests of the Company or any Restricted Subsidiary;

(8) the cumulative effect of a change in accounting principles will be excluded; and

(9) to the extent deducted in the calculation of net income, any non-recurring charges associated with any premium or penalty paid, write-offs of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Debt prior to its Stated Maturity will be added back to arrive at Consolidated Net Income.

“Consolidated Net Tangible Assets” means, as of any date of determination, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) (other than mineral rights) on a consolidated balance sheet of the Company and its Restricted Subsidiaries minus (c) Consolidated Current Liabilities, all determined as of such date and after giving pro forma effect to any transactions occurring on such date.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of all outstanding Debt of the Company and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Consolidated

Adjusted EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Debt and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Corporate Trust Office” means (i) with respect to the Trustee, the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place-38th Floor, Pittsburgh, PA 15259, Attn: Corporate Trust Administration, or any other address that the Trustee may designate from time to time by notice to the Company and the Holders or the principal corporate trust office of any successor Trustee.

“Credit Agreement” means the credit agreement dated on or about the Issue Date among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, together with any related documents (including any security documents and guarantee agreements), as such agreement may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facilities” means (i) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.

“Debt” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations or with respect to workers’ compensation benefits);

(3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (i) trade payables, accrued expenses or royalties, (ii) inter-company payables, (iii) working capital-based and other customary post-closing adjustments in acquisition transactions and (iv) salary and other employee compensation obligations;

(5) Capital Lease Obligations;

(6) Disqualified Equity Interests issued by the Company

(7) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(8) all Debt of other Persons secured by a Lien on any asset of such Person (other than Liens on Capital Stock of Unrestricted Subsidiaries and Foreign Restricted Subsidiaries), whether or not such Debt is assumed by such Person; and

(9) all obligations of such Person under Hedging Agreements;

provided that in no event shall Debt include (i) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company (including the Parent and its Subsidiaries, as its predecessor) and its Subsidiaries and (ii) obligations under the Tax Sharing Agreement.

The amount of Debt of any Person will be deemed to be:

(A) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the amount of such Debt;

(B) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(C) with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(D) otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which will initially be DTC.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder of the Equity Interests for consideration other than Qualified Equity Interests, or

(2) are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

(3) in each case prior to the date that is 91 days after the date on which the Notes mature; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:

(A) are no more favorable to the holders of such Equity Interests than Section 4.11 and Section 4.12, and

(B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

The amount of Disqualified Equity Interests deemed to be outstanding at any time will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Equity Interests, exclusive of accrued dividends.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Equity Interests of the Company after the Issue Date other than an issuance registered on Form S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excess Proceeds” has the meaning assigned to such term in Section 4.12.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the exchange agreement dated July 20, 2011 by and among the Parent, Credit Suisse AG, Cayman Islands Branch and the Company.

“Exchange Notes” means the Notes issued in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or such Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Fair Market Value” means, with respect to any property, the price that would be paid by a willing buyer to a willing seller in a transaction where neither the buyer nor seller is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $25.0 million, by any officer; or (b) if such property has a Fair Market Value in excess of $25.0 million, by at least a majority of the disinterested members of the Board of Directors.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of:

(x) the aggregate Consolidated Adjusted EBITDA for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to

(y) the aggregate Fixed Charges during such reference period.

In making the foregoing calculation,

(1) pro forma effect will be given to any Debt or Preferred Stock (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Debt during the applicable period) Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt or Preferred Stock had been Incurred on the first day of the reference period;

(2) pro forma calculations of interest on Debt bearing a floating interest rate will be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;

(3) Fixed Charges related to any Debt or Preferred Stock (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Debt during the applicable period) no longer outstanding or to be repaid or redeemed on the transaction date will be excluded.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, asset acquisitions and dispositions (including, without limitation, the acquisition or disposition of companies, divisions, lines of business or non-ordinary course assets), mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the reference period or subsequent to such reference period and on or prior to or simultaneously with the transaction date shall be calculated on a pro forma basis assuming that all such acquisitions and dispositions (including, without limitation, the acquisition or disposition of companies, divisions, lines of business or non-ordinary course assets), mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto); provided that the benefits resulting therefrom are anticipated to be realized, in the good faith judgment of the chief financial officer of the Company, within 18 months. Any Person that is a Restricted Subsidiary on the transaction date will be deemed to have been a Restricted Subsidiary at all times during such reference period, and if, since the beginning of the reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidated or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such asset acquisition or disposition (including, without limitation, the acquisition or disposition of companies, divisions, lines of business or non-ordinary course assets), merger, consolidation or discontinued operation had occurred at the beginning of the reference period. Any Person that is not a Restricted Subsidiary on the transaction date will be deemed not to have been a Restricted Subsidiary at any time during such reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Fixed Charges” means, for any period, the sum of:

(1) Interest Expense less interest income for such period; and

(2) cash and non-cash dividends paid on any Disqualified Equity Interests or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Qualified Equity Interests or paid to the Company or to a Restricted Subsidiary.

“Foreign Restricted Subsidiary” means any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.

“Funded Debt” means, at any time, and determined on a consolidated basis without duplication, the consolidated Debt of the Company and its Restricted Subsidiaries of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5), (6), (7) and (8) in the definition of Debt (but in the case of clauses (7) and (8), only to the extent that the Debt of other Persons so Guaranteed or secured is itself of the type referred to in clauses (1), (2), (3) (but only with respect to reimbursement obligations related thereto), (5) or (6) of such definition.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Global Note” means a Note in registered global form without interest coupons.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) each Restricted Subsidiary of the Company in existence on the Issue Date that Guarantees the Credit Agreement and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form of Exhibit B to this Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under its Note Guaranty pursuant to Section 5.02, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.

“Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement, interest rate future agreement, interest rate option agreement, interest rate hedge agreement or other agreement or arrangement designed to protect against or mitigate interest rate risk, (ii) any foreign exchange forward contract, currency swap agreement, currency option agreements or other agreement or arrangement designed to protect against or mitigate foreign exchange risk or (iii) any commodity or raw material futures contract, commodity hedge agreement, any actual or synthetic forward sale contract or other similar device or instrument or any other agreement designed to protect against or mitigate raw material price risk.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Global Note” means a Global Note that bears the Restricted Legend representing Notes sold to Institutional Accredited Investors.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12. Neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Debt (to the extent provided for when the Debt on which such interest is paid was originally issued) shall be considered an Incurrence of Debt.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indiana Harbor Partnership” means Indiana Harbor Coke Company L.P.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” has the meaning assigned to such term in the Recitals.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a “qualified institutional buyer” as defined under Rule 144A of the Securities Act.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit G hereto.

“interest”, in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any, on the Notes.

“Interest Expense” means, for any period, the consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to Capital Leases, (ii) original issue discount, (iii) capitalized interest, and (iv) non-cash interest expense (other than non-cash interest expense attributable to movement in mark to market valuation of obligations under Hedging Agreements or other derivatives under GAAP), but excluding (a) amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility, and (b) non-cash interest expense attributable to movement in mark to market valuation of obligations under Hedging Agreements or other derivatives under GAAP.

“Interest Payment Date” means August 1 and February 1 of each year, commencing February 1, 2012.

“Investment” means:

(1) any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, joint venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries),

(2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,

(3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or

(4) any Guarantee of any obligation of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes (other than Additional Notes) are originally issued under this Indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).

“Marketable Securities” means any equity securities that are (i) listed on a national securities exchange, (ii) issued by a Person having a total equity market capitalization of not less than $250.0 million, and (iii) in an aggregate amount not greater than 5% of the total equity market capitalization of such Person.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale received by the Company and its Restricted Subsidiaries in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of Designated Non-cash Consideration when converted to cash), but excluding the assumption by the acquiring Person of any Debt relating to the disposed asset or any other consideration received in any non-cash form, net of:

(1) brokerage commissions and other fees and expenses related to such Asset Sale and the sale of such Designated Non-cash Consideration, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;

(2) provisions for taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3) payments required to be made to holders of minority interests in Subsidiaries as a result of such Asset Sale, to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold or to holders of royalty or similar interests as a result of such Asset Sale; and

(4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Non-Recourse Debt” means Debt as to which (i) neither the Company nor any Restricted Subsidiary provides any Guarantee other than a pledge of Equity Interests of any Person that is a primary obligor in respect of such Debt and is not the Company or a Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Company or any Restricted Subsidiary.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offer to Purchase” has the meaning assigned to such term in Section 3.03.

“Offering Memorandum” means the offering memorandum dated as of July 20, 2011, prepared in connection with the sale and distribution of the Notes.

“Officer” means the president or chief executive officer, the chairman of the Board of Directors, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company by any two Officers.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including factual matters as to whether various covenants have been complied with.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Paying Agent” refers to a Person appointed pursuant to Section 2.03. The initial Paying Agent shall be the Trustee.

“Parent” means Sunoco, Inc., a Pennsylvania corporation.

“Parent Payment Guaranty Agreement” means that certain Guaranty, Keep Well and Indemnification Agreement, dated on or prior to the Issue Date by and among Parent, Company and the other entities party thereto.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Business” means any of the businesses in which the Company and its Subsidiaries are engaged on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Group” means any group of Persons that is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) and which group includes a Permitted Holder; provided that no single Person (together with its Affiliates) beneficially owns more of the Voting Stock of the Company that is beneficially owned by such group of Persons than is then collectively beneficially owned by the Permitted Holders in the aggregate.

“Permitted Holders” means any or all of the following:

(1) Parent;

(2) any Subsidiary of Parent; and

(3) any Permitted Group.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in cash, Cash Equivalents or Marketable Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary of the Company, or

(B) such Person, in one or a series of transactions, is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person;

(4) Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with Section 4.12;

(5) any Investment acquired solely in exchange for Qualified Equity Interests of the Company;

(6) Hedging Agreements otherwise permitted under this Indenture;

(7) (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments and (iv) any Investment as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments in Permitted Businesses, Unrestricted Subsidiaries and joint ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (8), not to exceed the greater of (x) $200.0 million and (y) 15.00% of Consolidated Net Tangible Assets determined at the time such Investment is made (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause (8) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business or consistent with past practice, not in excess of $5.0 million outstanding at any time;

(10) extensions of credit to customers, suppliers and joint venture partners in the ordinary course of business;

(11) Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(12) Investments existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(13) Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and similar obligations are permitted under this Indenture;

(14) Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;

(15) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms);

(16) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Debt;

(17) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with clause (c) of Section 4.13 (except for transactions described in clauses (3), (5), (7) and (11) thereof);

(18) (A) Guarantees issued in accordance with Section 4.06 and additional Note Guarantees and (B) Guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business or consistent with past practice;

(19) Investments in Indiana Harbor Partnership in an aggregate amount, taken together with all other Investments made in reliance on this clause (19), not to exceed the greater of (x) $50.0 million and (y) 3.75% of Consolidated Net Tangible Assets determined at the time such Investment is made (net of, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in Indiana Harbor Partnership made after the Issue Date in reliance on this clause); provided, however, that if Indiana Harbor Partnership becomes a Restricted Subsidiary of the Company after the date of an Investment, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as Indiana Harbor Partnership continues to be a Restricted Subsidiary;

(20) Investments pursuant to or contemplated by any contractual obligations in respect of (i) the Indiana Harbor Partnership as in effect on the Issue Date or (ii) the Transaction Documents as in effect on the Issue Date;

(21) Investments in Claymont in an amount equal to Claymont’s obligations due and payable within 15 days of such Investment in respect of debt existing on the Issue Date and owing to Indiana Harbor Partnership; provided that Claymont uses the funds received pursuant to an Investment made under this clause (21) to pay such obligations owing to Indiana Harbor Partnership when due and payable; and

(22) in addition to Investments listed above, additional Investments in an aggregate amount, taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $150.0 million and (y) 11.25% of Consolidated Net Tangible Assets determined at the time such Investment is made (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause); provided, however, that if any Investment pursuant to this clause (22) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (22) for so long as such Person continues to be a Restricted Subsidiary; provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (22) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means

(1) Liens existing on the Issue Date;

(2) Liens securing the Notes or any Note Guaranties and other Obligations under this Indenture and in respect thereof and any obligations owing to the Trustee under this Indenture;

(3) Liens securing (i) Debt Incurred under clause (1) of Section 4.06(b) (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set out in such clause (1)) and (ii) Obligations of the Company and its Subsidiaries under Hedging Agreements and other agreements, including in respect of cash management services provided by lenders under the Debt referred to in the preceding clause (i) or their affiliates;

(4) Liens securing Debt or other obligations; provided that, at the time of Incurrence after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2.0 to 1.0;

(5) Liens securing Debt or other obligations in an aggregate principal amount not to exceed $25.0 million at any one time outstanding;

(6) (A) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business, (B) Liens in support of obligations under existing coal sales contracts (and extensions or renewals thereof on similar terms and (C) Liens on the property and assets of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;

(7) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and in respect of taxes and other governmental assessments and charges or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;

(8) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(9) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(10) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like and Liens on joint venture interests in favor of joint venture partners to secure obligations arising under the respective joint venture agreements;

(11) judgment liens so long as no Event of Default then exists as a result thereof, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds;

(12) Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(13) Liens securing obligations in respect of trade-related letters of credit permitted under clause (6) of Section 4.06(b) covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(14) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (10) of Section 4.06(b) for the purpose of financing all or any part of the purchase price or cost of construction, development, design, installation or improvement of such property provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;

(15) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Company, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary (except additions, accessions, replacements and improvements to or of the property or assets subject to such lien);

(16) Liens on property (including Capital Stock) at the time the Company or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Company or any Restricted Subsidiary;

(17) Liens securing Debt or other obligations of the Company or a Restricted Subsidiary to the Company or a Guarantor;

(18) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;

(19) Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20) Liens on shares of Capital Stock of any Unrestricted Subsidiary or Foreign Restricted Subsidiary;

(21) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(22) Liens made in the ordinary course of business to secure liability to insurance carriers;

(23) Liens on assets of Foreign Restricted Subsidiaries securing Debt of any Foreign Subsidiary;

(24) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (4), (13), (14) or (15) in connection with any refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of Permitted Refinancing Debt, the amount secured by such Lien is not increased;

(25) surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), subleases, licenses, special assessments, trackage rights, transmission and transportation lines related to Real Property that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(26) pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(27) any precautionary UCC financing statement filings in respect of leases (and not any Debt) entered into in the ordinary course of business;

(28) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(29) licenses of intellectual property in the ordinary course of business;

(30) Liens to secure a defeasance trust;

(31) Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business on arm’s length terms;

(32) Liens incurred in connection with Sale and Leaseback Transactions Incurred pursuant to clause (18) of Section 4.06(b); and

(33) Liens pursuant to or contemplated by the Transaction Documents as in effect on the Issue Date.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Company has determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary),

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company), and

(3) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivable Financing. For purposes of this Indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization Undertakings).

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Real Property” shall mean, collectively, all right, title and interest of the Company or any other Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any other Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all Improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any obligations in respect of Hedging Agreements entered into by the Company or any Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company as a Receivables Subsidiary and:

(1) no portion of the Debt or any other obligations (contingent or otherwise) of which (x) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (z) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(3) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate stating that such designation complied with the foregoing conditions.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register pursuant to Section 2.03. The initial Registrar shall be the Trustee.

“Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto, and (ii) with respect to any Additional Notes, any registration rights agreements among the Company, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the July 15 or January 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit E hereto.

“Responsible Officer” of the Trustee, as applicable, hereunder shall mean any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit C.

“Restricted Payment” has the meaning assigned to such term in Section 4.07.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than any Unrestricted Subsidiary.

“Reversion Date” has the meaning assigned to such term in Section 4.18.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation and Distribution Agreement” means the separation and distribution agreement to be entered into on or prior to the Issue Date by and between Parent and the Company.

“Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date of this Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Tax Sharing Agreement” means the tax sharing agreement to be entered into on or prior to the Issue Date by and between Parent and the Company.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Transactions” means collectively, the transactions to occur on or about the Issue Date pursuant to the Transaction Documents or other agreements existing on or prior to the Issue Date, including without limitation the execution, delivery and performance of the Credit Agreement and related agreements, the borrowing of loans thereunder and use of the proceeds thereof and the issuance of letters of credit thereunder, the initial public offering of capital stock of the Company and the issuance of the Notes.

“Transaction Documents” means, collectively, the following agreements: (i) this Indenture; (ii) the Credit Agreement; (ii) the Separation and Distribution Agreement; (iii) the Registration Rights Agreement; (iv) the Transition Services Agreement; (v) the Tax Sharing Agreement; (vi) the Underwriting Agreement; (vii) the Exchange Agreement and (viii) the Parent Payment Guaranty Agreement, in each case as in effect on the Issue Date and as amended, modified, renewed or replaced from time to time; provided that any such amendment, modification, renewal or replacement is not materially less favorable to the Noteholders than the agreement in effect on the Issue Date.

“Transition Services Agreement” means the transition services agreement to be entered into on or prior to the Issue Date by and between Parent and the Company.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 1, 2014; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Underwriting Agreement” means the underwriting agreement dated July 20, 2011 by and among the Company, the Parent, the selling stockholders party thereto and the underwriters named therein.

“Unrestricted Subsidiary” means (i) Indiana Harbor Partnership, (ii) Claymont and (iii) any other Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.15.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines and later reclassify it in one or more such categories as applicable except where otherwise prohibited.

ARTICLE 2

THE NOTES

Section 2.01 Form, Dating and Denominations; Legends. (a) The Notes and the Authentication Agent’s certificate of authentication will be substantially in the applicable form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.09(b)(4), or Section 2.10(b)(3), (b)(5) or (c), each Initial Note or Initial Additional Note (other than a Permanent Global Offshore Note) will bear the Restricted Legend.

(2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(5) Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(6) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Note or any Initial Additional Note is

(x) sold pursuant to an effective registration statement under the Securities Act or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02 Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b) A Note will not be valid until the Authentication Agent manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Authentication Agent for authentication. The Authentication Agent will authenticate and deliver

(i) Initial Notes for original issue in the aggregate principal amount not to exceed $400,000,000 aggregate principal amount of the Notes,

(ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company in accordance with Section 9.01(7), and

(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

(1) Receipt by the Trustee of an authentication order and Officers’ Certificate of the Company specifying

(A) the amount of Notes to be authenticated and the date on which the Notes are to be authenticated,

(B) whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes,

(C) in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(D) whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(E) other information the Company may determine to include or the Trustee may reasonably request.

(2) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03 Registrar, Paying Agent and Authentication Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authentication Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.

(b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Authentication Agent will authenticate a replacement Note, like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture. If required by the Trustee or the Company, an indemnity must be furnished that is reasonably sufficient in the judgment of each of the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

Section 2.05 Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Authentication Agent except for

(1) Notes cancelled by the Trustee or delivered to it for cancellation;

(2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(3) on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Authentication Agent will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Authentication Agent will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Any temporary Notes so exchanged will be cancelled by the Trustee. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08 CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09 Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

(b) (1) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) transfers as set forth in Section 2.09(b)(4) and (2) transfers of portions thereof in the form of Certificated Notes made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(3) Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company or the Trustee, and any agent of the Company, the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (i) the Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (iii) the Company, at its option, notifies the Trustee that the Company elects to cause the issuance of Certificated Notes or (iv) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary that Certificated Notes be issued, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c) Each Certificated Note will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange upon receipt of an Officers’ Certificate delivered by the Company and in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

The Trustee shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.

(e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(4) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

Section 2.10 Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) Subject to paragraph (c) below, the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note/IAI Global Note	U.S. Global Note/IAI Global Note	(1)
U.S. Global Note/IAI Global Note	Offshore Global Note	(2)
U.S. Global Note/IAI Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note/IAI Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note/IAI Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)	No certification is required.
(2)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.
(4)	The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate or an Institutional Accredited Investor Certificate, respectively.
(5)	Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and an opinion of counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officers’ Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon reasonable prior written notice to the Trustee.

Section 2.11 Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers or the Company in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3

REDEMPTION; OFFER TO PURCHASE

Section 3.01 Optional Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 3 of the form of Notes set forth in Exhibit A hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest, if any, to the redemption date.

Section 3.02 Method and Effect of Redemption. (a) If the Company elects to redeem the Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least ten Business Days before notice of redemption is required to be sent to Holders (unless a shorter period is satisfactory to the Trustee). If fewer than all of the Notes are being redeemed, the notice must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee and must request that the Trustee select the Notes to be redeemed pro rata, by lot or by such similar method in accordance with the procedures of DTC, in denominations of $2,000 principal amount and multiples of $1,000 above that amount. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request and provision of such notice information to the Trustee, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b) The notice of redemption sent to the Holders will identify the Notes to be redeemed and will include or state the following:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued interest;

(3) the place or places where Notes are to be surrendered for redemption;

(4) Notes called for redemption must be so surrendered in order to collect the redemption price;

(5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and, unless the Company defaults in the payment of the redemption price, interest on Notes called for redemption will cease to accrue on and after the redemption date;

(6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(7) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) On or prior to 12:00 noon, New York City time, on the redemption date for any Notes or portions thereof, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.01) an amount of money in US Dollars sufficient to pay the redemption price of such Notes or any portions thereof that are to be redeemed on that date.

(d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.03 Offer to Purchase. (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The offer will contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

(b) The offer must include or state the following as to the terms of the Offer to Purchase:

(1) the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(3) the purchase price, including the portion thereof representing accrued interest;

(4) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(5) a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in a minimum denomination of $2,000 principal amount and multiples of $1,000 thereof;

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7) each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company, the Registrar or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8) interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9) on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and, unless the Company defaults in the payment of the purchase price, interest on Notes purchased will cease to accrue on and after the purchase date;

(10) Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11) (i) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (ii) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased;

(12) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part shall be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion shall be equal in principal amount to a multiple of $1,000 (and in a minimum amount of $2,000); that the Trustee shall return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases and decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note.

(13) if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c) Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and, unless the Company shall default in the payment of the purchase price, interest on Notes purchased will cease to accrue on and after the purchase date. The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an Offer to Purchase pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with any provision of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 noon (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Notes. With respect to Certificated Notes, the Company (or the Trustee or Paying Agent) will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices to the Company may be given pursuant to Section 11.03. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company fails to maintain any such required office or agency, such presentations and surrenders may be made to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence in accordance with its organizational documents, provided that this Section shall not be applicable with respect to and shall not prohibit any transaction otherwise permitted by Section 4.12 or Article 5.

Section 4.04 [Reserved]

Section 4.05 [Reserved].

Section 4.06 Limitation on Debt and Preferred Stock. (a) The Company:

(1) will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; and

(2) will not permit any Restricted Subsidiary to Incur any Preferred Stock (other than Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held);

provided that the Company or any Restricted Subsidiary may Incur Debt (including Acquired Debt) and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1.0 (the “Fixed Charge Coverage Ratio Test”).

(b) Notwithstanding the foregoing, the Company and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):

(1) Debt of the Company and the Guarantors pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed the greater of (i) $550.0 million and (ii) 41.50% of Consolidated Net Tangible Assets determined at the time of Incurrence;

(2) Debt of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor and if the Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes;

(3) Debt of the Company pursuant to the Notes (other than Additional Notes) or any Exchange Notes and Debt of any Guarantor pursuant to a Note Guaranty of the Notes (including Additional Notes) or any Exchange Notes;

(4) Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) in an amount not to exceed the principal amount of the Debt so refinanced, plus premiums, fees and expenses; provided that

(A) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes,

(B) the new Debt does not have a Stated Maturity prior to the earlier of (x) the Stated Maturity of the Debt to be refinanced and (y) 91 days following the maturity date of the Notes, and (ii) the Average Life of the new Debt is at least equal to the shorter of (x) the remaining Average Life of the Debt to be refinanced and (y) the remaining Average Life that would result if all payments of principal on the Debt being refinanced that were due on or after the date that is 91 days following the maturity date of the Notes were instead due on such date,

(C) in no event may Debt of the Company or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is not a Guarantor; and

(D) Debt Incurred pursuant to clauses (1), (2), (5), (6), (7), (11), (12), (13), (15), (16) and (17) may not be refinanced pursuant to this clause but Debt incurred pursuant to clause (a) or any other clause of this paragraph (b) may be refinanced under this clause;

(5) Hedging Agreements of the Company or any Restricted Subsidiary not entered into for speculation;

(6) Debt of the Company or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, workers’ compensation claims, health or other types of social security benefits, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(7) Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(8) Acquired Debt or Debt Incurred to finance an acquisition of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms hereof, provided that on the date of Incurrence, after giving effect to such acquisition and the Incurrence thereof, either (a) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (b) the Fixed Charge Coverage Ratio is (i) greater than 1.5:1.0 and (ii) no less than immediately prior to such Incurrence;

(9) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date;

(10) (A) Debt of any Person in existence on the date such Person becomes a Restricted Subsidiary as a result of an acquisition by the Company and its other Restricted Subsidiaries or (B) Debt of the Company or any Restricted Subsidiary incurred to finance the acquisition, construction, development, design, installation or improvement of any assets (real or personal), including Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations, Disqualified Equity Interests, synthetic lease obligations and any Debt assumed in connection with the acquisition of any such assets (real or personal) or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred pursuant to this clause, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (10), may not exceed the greater of (x) $200.0 million and (y) 15.00% of Consolidated Net Tangible Assets determined at the time of Incurrence;

(11) Debt of (A) the Company or any Guarantor consisting of Guarantees of Debt of the Company or any Guarantor otherwise permitted under this covenant, (B) any non-Guarantor consisting of Guarantees of Debt of another Non-Guarantor permitted under this covenant and (C) the Company or any Restricted Subsidiary consisting of Guarantees of Debt or other obligations of (i) Claymont to Indiana Harbor Partnership, as in effect on the Issue Date and (ii) the Company or any Restricted Subsidiary pursuant to or contemplated by the Transaction Documents;

(12) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock that was not permitted by this clause (12);

(13) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(14) Debt Incurred by any Foreign Restricted Subsidiary in an aggregate principal amount not to exceed, at any one time outstanding and together with any other Debt incurred under this clause (14), the greater of (x) $100.0 million and (y) 7.50% of Consolidated Net Tangible Assets determined at the time of Incurrence;

(15) Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

(16) Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or a Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(17) Subordinated Debt Incurred by the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed at any one time outstanding $50.0 million;

(18) Debt of the Company or any Restricted Subsidiary Incurred in connection with any Sale and Leaseback Transaction, provided the Attributable Indebtedness with respect to all Sale and Leaseback Transactions in the aggregate shall not exceed the greater of (x) $50.0 million and (y) 3.75% of Consolidated Net Tangible Assets determined at the time of Incurrence; and

(19) Debt of the Company or any Restricted Subsidiary Incurred on or after the Issue Date in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100.0 million and (y) 7.50% of Consolidated Net Tangible Assets determined at the time of Incurrence.

(c) For purposes of determining compliance with this covenant, in the event that an item of Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company shall, in its sole discretion, classify such item in any manner that would comply with this covenant if such Debt were Incurred at the time of such reclassification, and such Debt or Preferred Stock will be treated as having been incurred pursuant to the clauses of paragraph (a) or paragraph (b) hereof, as the case may be, designated by the Company, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt described in this Section 4.06 at any time in any manner that complies with this Section 4.06, including pursuant to clause (a); provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of paragraph (b) of this Section 4.06. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Debt where the Debt is denominated in a different currency, the amount of such Debt will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Debt was incurred. The principal amount of any refinancing Debt incurred in the same currency as the Debt being refinanced will be the U.S. Dollar Equivalent of the Debt refinanced, except to the extent that the principal amount of the refinancing Debt exceeds the principal amount of the Debt being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Debt is incurred.

(d) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, Disqualified Stock or Preferred Stock of the same class will not be deemed to be an Incurrence of Debt or Preferred Stock for purposes of this Section 4.06 but will be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges.

(e) Neither the Company nor any Guarantor may Incur any Debt that is subordinated in right of payment to other Debt of the Company or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guaranty on substantially identical terms.

Section 4.07 Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):

(i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company held by Persons other than the Company or any of its Restricted Subsidiaries;

(iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (other than (x) a payment of interest or principal at Stated Maturity thereof or the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition or (y) a payment of Subordinated Debt incurred under Section 4.06(b)(2)); or

(iv) make any Restricted Investment;

unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(1) no Default has occurred and is continuing,

(2) the Company could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and

(3) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to paragraph (c), exceed the sum of:

(A) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs and ending on the last day of the Company’s most recently completed fiscal quarter for which internal financial statements are available, plus

(B) subject to paragraph (c), the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Company (other than from a Subsidiary) after the Issue Date:

(i) from the issuance or sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or other Debt to the extent since converted into Qualified Equity Interests of the Company, or

(ii) as a contribution to its common equity, plus

(C) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:

(x) 100% of any dividends, distributions or repayments of loans or advances received by the Company or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary (not included in Consolidated Net Income), plus

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, plus

(z) 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary from the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, plus

(D) the cash return, after the Issue Date, on any Restricted Investment made after the Issue Date, as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income); plus

(E) any amount which previously qualified as a Restricted Payment made under paragraph (a) or (b)(10) on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be.

(b) The foregoing will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, thereof if, at the date of declaration or notice, such payment would comply with paragraph (a);

(2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company or any other Restricted Subsidiary, to all holders of any class of Equity Interests of such Restricted Subsidiary;

(3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;

(4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company or of a contribution to the common equity of the Company;

(5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Company or any Guarantor in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Company or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Subordinated Debt or Qualified Equity Interests of the Company;

(6) any Investment acquired as a capital contribution to the Company or any Restricted Subsidiary, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Company;

(7) amounts paid for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members), of the Company or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any calendar year after the Issue Date does not exceed an aggregate amount of $5.0 million (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided that the amount in any calendar year may be increased by an amount not to exceed the sum of (i) cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Equity Interests of the Company to officers, directors or employees of the Company and its Restricted Subsidiaries after the Issue Date and (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date;

(8) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Equity Interests at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.11 or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than Section 4.12, provided that, in each case, prior to the repurchase the Company has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the offer to purchase;

(9) payments to fund cash payments in lieu of fractional shares upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;

(10) other Restricted Payments in an aggregate amount not to exceed $50.0 million;

(11) the declaration and payment of regularly scheduled or accrued dividends or distributions to the holders of any class or series of Disqualified Equity Interests, or Preferred Stock of any Restricted Subsidiary, issued on or after the Issue Date;

(12) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(13) Restricted Payments described in the Offering Memorandum related to the Transactions; and

(14) mandatory redemptions of Disqualified Equity Interests issued as a Restricted Payment or as consideration for a Permitted Investment;

provided that, in the case of clauses (10) and (11), no Default has occurred and is continuing or would occur as a result thereof.

(c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (3) of paragraph (a) only to the extent they are not applied as described in clause (4), (5) or (6) of paragraph (b). Restricted Payments pursuant to clause (2), (3), (4), (5), (6), (7), (9), (10), (11), (12) or (13) will not be included in making the calculations under clause (3) of paragraph (a).

(d) For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with or prior to (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guaranty, prior to) the obligations so secured for so long as such obligations are so secured.

Section 4.09 Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in paragraph (b), the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to

(1) pay dividends or make any other distributions on its Equity Interests to the Company or any Restricted Subsidiary,

(2) pay any Debt owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary, or

(4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b) The provisions of paragraph (a) do not apply to any encumbrances or restrictions

(1) existing on the Issue Date in the Credit Agreement, the Transaction Documents or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2) existing pursuant to this Indenture, the Notes, the Exchange Notes or the Note Guaranty (and any Additional Notes and related Note Guarantees);

(3) existing under or by reason of applicable law, rule, regulation, approval, license, permit or order;

(4) existing under any agreements or other instruments of, or with respect to:

(A) any Person, or the property or assets of any Person, at the time the Person or property or assets of such Person is acquired by the Company or any Restricted Subsidiary, or

(B) any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary,

which encumbrances or restrictions (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5) of the type described in clause (a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by this Indenture;

(7) existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Noteholders than those contained in the agreements governing the Debt being refinanced;

(8) consisting of restrictions on cash or other deposits or net worth imposed by customers, lessors, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;

(9) existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases that impose encumbrances or restrictions discussed in clause (a)(4) above on the property so acquired or covered thereby;

(10) existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Subsidiary or Restricted Subsidiary which is not a Guarantor, which restrictions are customary for a financing or agreement of such type;

(11) existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements, Sale and Leaseback Transactions and stock sale agreements required in connection with the entering into of such transaction;

(12) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(13) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(14) any customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a Sale and Leaseback Transaction; or

(15) existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date by Section 4.06 (A) if the encumbrance and restrictions contained in any such agreement or instrument are, taken as a whole, no less favorable in any material respect to the Noteholders than the encumbrances and restrictions contained in the Credit Agreement in effect as of the Issue Date (as determined in good faith by the Company) or (B) such encumbrance or restriction is, taken as a whole, no less favorable in any material respect to the Noteholders than is customary in comparable financings (as determined in good faith by the Company) and the Company determines in good faith that such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes as and when they become due.

Section 4.10 Guaranties by Restricted Subsidiaries. If and for so long as any Restricted Subsidiary, directly or indirectly, guarantees the Credit Facilities incurred pursuant to clause (1) of Section 4.06(b), such Restricted Subsidiary shall provide a Note Guaranty within 30 days, and, if the guaranteed Credit Facility is Subordinated Debt, the Guarantee of such guaranteed Credit Facility must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Credit Facility is subordinated to the Notes.

A Restricted Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture substantially in the form of Exhibit B in accordance with Section 9.01(6).

Section 4.11 Repurchase of Notes Upon a Change of Control. Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this section in the event that, prior to the requirement to commence the Offer to Purchase the Company has mailed (and/or to the extent permitted by applicable procedures or regulations, electronically delivered) the notice to exercise its right to redeem all the Notes under the terms of Section 3.01 and redeemed the Notes in accordance with such notice. Notwithstanding anything in this Indenture to the contrary, if the Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

In the event a Change of Control occurs at a time when the Company is prohibited by the terms of any other Debt from purchasing the Notes or such requirement to purchase would result in a default thereunder, then prior to mailing (and/or to the extent permitted by applicable procedures or regulations, electronically delivering) the notice of a Change of Control to Holders, but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all obligations, and terminate all commitments, under such other Debtor (2) obtain the requisite consents under the agreements governing such other indebtedness to permit the repurchase of the Notes. If such a consent is not obtained or borrowings repaid, the Company shall remain prohibited from purchasing the Notes. The Company shall first comply with the provisions of this paragraph before it shall be required to repurchase the Notes pursuant to the other provisions of this Section 4.11 The Company’s failure to comply with this paragraph (and any failure to send a notice of Change of Control as a result of the prohibition in this paragraph) may (with notice and lapse of time) constitute an Event of Default described in clause (4) of Section 6.01, but shall not constitute an Event of Default described in clause (1) of Section 6.01.

If Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept an Offer to Purchase, and the Company purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders on the relevant record dates to receive interest due on an interest payment date.

Section 4.12 Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless the following conditions are met:

(1) the Asset Sale is for at least Fair Market Value; and

(2) at least 75% of the consideration received by the Company or its Restricted Subsidiaries consists of cash or Cash Equivalents.

For purposes of this clause (2), each of the following shall be deemed to be cash or Cash Equivalents:

(a) the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement,

(b) Additional Assets,

(c) instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 180 days of the closing, converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received,

(d) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of (x) $35.0 million and (y) 2.75% of Consolidated Net Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and

(e) Marketable Securities.

(3) Within 450 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used:

(A) to permanently repay secured Debt of the Company or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor owing to a Person other than the Company or a Restricted Subsidiary and, in each case, in the case of a revolving credit, permanently reduce the commitment thereunder by such amount, or

(B) to acquire Additional Assets or to make capital expenditures in a Permitted Business.

A binding commitment to acquire Additional Assets or to make capital expenditures in a Permitted Business referred to in clause (B) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 270 days after the end of the 450 day period referred to in the first sentence of this clause (3) and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below).

(4) Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner not otherwise prohibited by this Indenture.

(5) The Net Cash Proceeds of an Asset Sale not applied or invested pursuant to clause (3) within 450 days of the Asset Sale (or such later date as permitted by clause (3)) constitute “Excess Proceeds”. Excess Proceeds of less than $25.0 million will be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds such amount, the Company must, within 30 days, make an Offer to Purchase Notes having a principal amount equal to

(A) accumulated Excess Proceeds, multiplied by

(B) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes will be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by this Indenture.

Section 4.13 Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with or for the benefit of any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $5.0 million, unless the Related Party Transaction is on terms that are not materially less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

(b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $25.0 million must first be approved by a majority of the Board of Directors who are disinterested in the subject matter of the transaction pursuant to a Board Resolution. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $75.0 million, the Company must in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

(c) The following items will not be deemed to be Related Party transactions and, therefore, will not be subject to the provisions of clauses (a) and (b):

(1) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

(2) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

(3) any Restricted Payments permitted to be made pursuant to Section 4.07 and Permitted Investments (other than those described in clause (3) of the definition thereof);

(4) any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company;

(5) loans or advances to officers, directors or employees of the Company in the ordinary course of business or consistent with past practice of the Company or its Restricted Subsidiaries or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees);

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with officers and employees of the Company or any of its Restricted Subsidiaries that are Affiliates of the Company and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business or consistent with past practice;

(7) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) or lessors or lessees of property in the ordinary course of business on terms materially no less favorable than would have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(8) transactions arising under or contemplated by any contract, agreement, instrument or arrangement in effect on the Issue Date, including, without limitation, the Transaction Documents, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such agreements are executed, are not materially less favorable to the Company and its Restricted Subsidiaries than those in effect on the date of this Indenture;

(9) transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate owns less than a majority of the interests of the relevant class and is treated the same as other holders;

(10) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Investment in, or controls, such Person; and

(11) transactions for which the Company or any of its Restricted Subsidiaries, as the case may be, obtains a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Company and its Restricted Subsidiaries from a financial point of view.

Section 4.14 [Reserved].

Section 4.15 Designation of Restricted and Unrestricted Subsidiaries. (a) The Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1) Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Lien on any property of, the Company or any Restricted Subsidiary.

(2) At the time of the designation, the designation would be permitted under Section 4.07.

(3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.06 and Section 4.07.

(4) The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.13 after giving effect to the exceptions thereto.

(5) Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.06 and Section 4.07.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to paragraph (b) of this Section 4.15.

(b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in clause (1), (3), (4) or (5) of paragraph (a) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph (d).

(2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1) all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2) all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed incurred at that time;

(3) all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4) it shall be released at that time from its Note Guaranty, if any; and

(5) it will cease to be subject to the provisions of this Indenture as a Restricted Subsidiary.

(d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1) all of its Debt and Preferred Stock will be deemed Incurred at that time for purposes of Section 4.06, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.12;

(2) Investments therein previously charged under Section 4.07 will be credited thereunder;

(3) it may be required to issue a Note Guaranty pursuant to Section 4.10; and

(4) it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

(e) Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions.

Section 4.16 Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding the Company must provide the Trustee and Noteholders (or make available on EDGAR), within the time periods specified in those sections, with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

For the avoidance of doubt, such information and reports referred to in clauses (1) and (2) above shall not be required to contain separate financial information for Guarantors that would be required under Rule 3-10 of Regulation S-X promulgated by the Commission, except to the extent required by the rules and regulations of the Commission if such rules are actually applicable.

If at any time the Notes are Guaranteed by a direct or indirect parent entity of the Company and such parent entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company may satisfy its obligations set forth above by providing the reports of such parent entity (within the time periods set forth above); provided that such reports include a consolidating financial footnote as required pursuant to Rule 3-10 of Regulation S-X promulgated by the Commission.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with its obligations to deliver the information and reports referred to in clauses (1) and (2) above for purposes of clause (4) under Section 6.01 until 120 days after the date such information or report hereunder is due.

(b) For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c) All obligors on the Notes will comply with Section 314(a) of the Trust Indenture Act.

(d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.17 Reports to Trustee. (a) The Company will deliver to the Trustee:

(1) within 120 days after the end of each fiscal year (beginning with the fiscal year ended December 31, 2011) an Officers’ Certificate stating that in the course of the performance by the signatories of their duties as officers of the Company whether or not such signatories know of any Default that has occurred during such period. If they know of a Default, the certificate shall specify the Default and its nature and status; and

(2) promptly after any officer becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and (unless such Default has already been cured) the action which the Company proposes to take with respect thereto.

(b) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

(c) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described in this Indenture or with respect to any reports or other documents filed with the Commission or any national securities exchange under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Company’s timely delivery of the reports and certificates described in this Section 4.17.

Section 4.18 Suspension of Covenants. (a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies”), by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to Section 4.06, Section 4.07, Section 4.09, Section 4.12, Section 4.13; and clause (3) of Section 5.01(a) (the “Suspended Covenants”).

(b) Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company may not designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment under Section 4.07 following the Reversion Date.

(c) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (a)(i) of this Section 4.18 is no longer satisfied, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(d) On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt incurred pursuant to Section 4.06(b)(9). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.07(a)(3), calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a)(3) except to the extent set forth in Section 4.07(b). For purposes of Section 4.12, on the Reversion Date, the amount of Excess Proceeds will be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.

ARTICLE 5

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01 Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not:

(i) consolidate or merge with or into any Person, or

(ii) sell, convey, transfer, or otherwise dispose of all or substantially all of the Company’s assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person, unless:

(1) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, the Notes and the Registration Rights Agreement;

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3) immediately after giving effect to the transaction on a pro forma basis, the Company or the resulting surviving or transferee Person (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio immediately prior to such transaction; and

(4) if the Company is not the continuing Person, the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture;

provided, that clauses (2) and (3) do not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with or into the Company or (ii) if, in the good faith determination of the Board of Directors of the Company, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(b) The Company shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.

(c) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Company will be released from its obligations under this Indenture and the Notes.

Section 5.02 Consolidation, Merger or Sale of Assets by a Guarantor. No Guarantor may:

(i) consolidate or merge with or into any Person, or

(ii) sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person, unless

(A) the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guaranty and the Registration Rights Agreement; and

(2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company or any Guarantor fails to comply with Article 5;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clauses (1), (2) or (3) above) and the default or breach continues for a period of 60 consecutive days (or 120 days in the case of a failure to comply with the reporting obligations described under Section 4.16(a)) after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any Debt of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $35.0 million or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity without such Debt having been discharged, or such breach or default having been cured, promptly or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(6) the Company or any of its Significant Restricted Subsidiaries fail to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $35.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(7) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case, (ii) appoints a receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law of the Company or any Significant Subsidiary or for all or substantially all of its property or (iii) orders the winding up or liquidation of the Company or any Significant Restricted Subsidiary, and, in each case, the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (7) or (8) a “bankruptcy default”); or

(9) any Note Guaranty of any Significant Restricted Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Significant Restricted Subsidiary denies or disaffirms its obligations under its Note Guaranty.

Section 6.02 Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under this Indenture with respect to the Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

(c) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) under Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Default and Events of Defaults. (a) Except as otherwise provided in Section 6.02, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default or Event of Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Trustee shall not be obligated to take any action at the direction of Holders unless such Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if the trustee determines that withholding notice is in the Holders’ interest, except a Default or Event of Default relating to the payment of principal of, premium, if any, and interest on the Notes.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, their respective agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or, if applicable, the Guarantors, as their respective interests may appear.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Intentionally Omitted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver. To the extent permitted by law, no delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15 Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE TRUSTEE

Section 7.01 General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform or be required to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of statements and the correctness of opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(e) The rights of the Trustee under Section 7.02 shall be subject to the Trust Indenture Act Sections 315(a) through (d).

Section 7.02 Certain Rights of Trustee. (a) The Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee in its discretion, may but shall not be obligated to make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may execute any of the trusts or powers hereunder, or perform any duties hereunder either directly or through agents or attorneys. The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be under obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers and the Trustee shall not be liable for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(i) The Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

(j) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

(k) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(l) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(m) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.02(m).

(n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in any of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.

(o) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(p) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q) The permissive rights of the Trustee enumerated herein shall not be construed as duties and the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(r) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(s) To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(t) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(u) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) does not make any representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes or (iii) is not responsible for any statement in the Notes other than the Trustee in its capacity as Authentication Agent with respect to its certificate of authentication.

Section 7.05 [Reserved].

Section 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2012, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07 Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee including the reasonable compensation and expenses of its agents and counsel.

(b) The Company and the Guarantors, jointly and severally, will indemnify the Trustee and its officers, directors, employees and agents for, and hold it harmless against, any loss, damage, claim or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending themselves (including reasonable attorneys’ costs and fees) against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

(d) When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

(e) The Company’s payment obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 7.08 Replacement of Trustee. (a) The Trustee may resign at any time upon 30 days’ written notice to the Company.

(1) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee upon 30 days’ written notice to the Trustee.

(2) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(3) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its respective Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section 7.08(d), the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, transfers or sells all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10 Eligibility. This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

DEFEASANCE AND DISCHARGE

Section 8.01 Discharge of Company’s Obligations. (a) Subject to paragraph (b), the Company’s obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Note Guaranty in respect of such Notes, will terminate if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or paid or (ii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(2) (A) the Notes have become due and payable, mature within one year, or all of them have been called for redemption or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for giving the notice of redemption,

(B) if the Company irrevocably deposits or causes to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound, and

(D) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) After satisfying the conditions in Section 8.01(a)(1), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in Section 8.01(a)(2), only the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.09, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture other than the surviving obligations.

Section 8.02 Legal Defeasance. After the 123rd day following the deposit referred to in Section 8.01(a)(1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and this Indenture, other than its obligations in Sections 2.03, 2.04, 2.05, 2.09, 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

(1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2) No Default has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit or such Deposit).

(3) The deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound.

(4) The Company has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x).

(5) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under this Indenture in respect of such Notes will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture in respect of such Notes except for the surviving obligations specified above.

Section 8.03 Covenant Defeasance. After the 123rd day following the deposit referred to in Section 8.01(a)(1), the Company’s obligations set forth in Sections 4.06 through 4.18, inclusive, and clauses (3) and (4) of Section 5.01(a)(ii), and each Guarantor’s obligations under its applicable Note Guaranty, will terminate, and clauses (3), (4), (5), (6), (7) (except with respect to the Company), (8) (except with respect to the Company) and (9) of Section 6.01 will no longer constitute Events of Default with respect to Notes, provided the following conditions have been satisfied:

(1) The Company has complied with clauses (1), (2), (3) and (5) of Section 8.02; and

(2) the Company has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel to the same effect as the ruling described in (x).

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04 Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest of Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05 Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article 8.

Section 8.06 Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on the Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture, the Notes and Note Guarantees without notice to or the consent of any Noteholder:

(1) to cure any ambiguity, defect, omission or inconsistency in this Indenture, the Notes or the Note Guarantees;

(2) to comply with Article 5;

(3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(6) to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7) to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(8) to conform any provision to the “Description of Notes” in the Offering Memorandum; or

(9) to make any other change that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder.

Section 9.02 Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02 and 6.07 or paragraph (b) of this Section 9.02, the Company and the Trustee may amend this Indenture, the Notes and the Note Guarantees with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes(with Holders of Notes and Additional Notes, if any, voting together for all purposes as a single class) and the Holders of a majority in aggregate principal amount of the outstanding Notes(with Holders of Notes and Additional Notes, if any, voting together for all purposes as a single class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Notes or the Note Guarantees.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any Note,

(3) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any Note payable in money other than that stated in the Note,

(6) impair the right of any Holder to receive any principal payment or interest payment on such Holder’s Notes or Note Guaranty, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver,

(8) modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guaranty in a manner materially adverse to the Holders, or

(9) except as expressly permitted under this Indenture, make any change in any Note Guaranty of a Significant Restricted Subsidiary that would adversely affect the Noteholders.

For the avoidance of doubt, the provisions relating to the covenants requiring the Company to make an Offer to Purchase upon a Change of Control or with “Excess Proceeds” may be amended or waived with the written consent of the Holders of not less than a majority in the aggregate principal amount of the outstanding notes.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Effect of Consent. (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Trustee’s Rights and Obligations. The Trustee shall receive, and, subject to Section 7.01, will be fully protected in relying upon, an Officers’ Certificate and Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such Officers’ Certificate and Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10

GUARANTIES

Section 10.01 The Guaranties. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under this Indenture. Upon failure by the Company to pay punctually when due any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02 Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(2) any modification or amendment of or supplement to this Indenture or any Note;

(3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee, or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(5) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03 Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04 Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05 Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article 10, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07 Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article 10, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance or similar event under applicable fraudulent transfer or conveyance or similar provisions of the United States Bankruptcy Code or any comparable provision of applicable state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations hereunder subject to avoidance under applicable fraudulent transfer or conveyance or similar provisions of the United States Bankruptcy Code or any comparable provision of applicable state law.

Section 10.08 Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Company after authentication by the Authentication Agent constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09 Release of Guaranty. Notwithstanding any other provision of this Article 10, the Note Guaranty of a Guarantor will terminate upon

(1) a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture,

(2) a sale of the majority of the Capital Stock of a Guarantor to a third Person otherwise permitted by this Indenture, after which the applicable Guarantor is no longer a Restricted Subsidiary,

(3) upon a liquidation or dissolution of a Guarantor so long as no Default or Event of Default occurs as a result thereof,

(4) the designation by the Company in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture,

(5) satisfaction, or defeasance or discharge of the Notes, as provided in Article 8, or

(6) the release, other than the discharge through payment by the Guarantor, of all other Guarantees by such Restricted Subsidiary of the Credit Facilities of the Company.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02 Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d) of this Section 11.02, a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03 Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only if in writing and upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

SunCoke Energy, Inc.

1011 Warrenville Road, 6th Floor

Lisle, IL 60532

Attention: Chief Financial Officer

(630) 824-1000

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

at its Corporate Trust Office

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Attention: Natalie Crispin

(412) 234-7562

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee, and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the execution by the Trustee of this Indenture and any related documents on the Issue Date, for which no Opinion of Counsel shall be required), the Company will furnish to the Trustee:

(1) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than an Officers’ Certificate or other certificate required by Section 4.17, must include, to the extent required by the Trust Indenture Act or requested by the Trustee:

(1) a statement that each person signing the certificate or opinion has read the covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been satisfied or complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06 Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07 Governing Law. This Indenture, including any Note Guarantees and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09 Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its applicable successor.

Section 11.10 Duplicate Originals and Electronic and Facsimile Signatures. The parties may sign any number of copies of this Indenture, including through the use of electronic or facsimile signatures. Each signed copy shall be an original, but all of them together represent the same agreement. The approval of Holders for purposes of amendments, consents and other actions by the Holders hereunder may be submitted electronically, which shall be sufficient for such approval. Any such electronic or facsimile signature, consent or other document provided shall be followed promptly by delivery of the original, if any.

Section 11.11 Separability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SunCoke Energy, Inc., as the Company

By:	/s/ Mark E. Newman
Name: Mark E. Newman
Title: Senior Vice President and Chief Financial Officer

[Signature page to Indenture]

Dominion Coal Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Elk River Minerals Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Energy Resources, LLC, as Guarantor By Harold Keene Coal Co., Inc. Member

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Gateway Energy & Coke Company, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Harold Keene Coal Co., Inc., as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Haverhill North Coke Company, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Indiana Harbor Coke Company, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Indiana Harbor Coke Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Jewell Coal and Coke Company, Inc., as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Jewell Coke Acquisition Company, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Jewell Coke Company, L.P.

By:	/s/ Michael J. Thomson
Name: Michael J. Thomson
Title: Authorized Signatory

[Signature page to Indenture]

Jewell Resources Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Jewell Smokeless Coal Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Middletown Coke Company, LLC, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Oakwood Red Ash Coal Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Omega Mining, Inc., as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Sun Coal & Coke LLC, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

SunCoke Energy South Shore LLC, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

SunCoke Technology and Development LLC, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

Vansant Coal Corporation, as Guarantor

By:	/s/ Charmian Uy
Name: Charmian Uy
Title: Vice President and Treasurer

[Signature page to Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Natalie A. Crispin
Name: Natalie A. Crispin
Title: Associate

[Signature page to Indenture]

EXHIBIT A

[FACE OF NOTE]

SUNCOKE ENERGY, INC.

7 5/8% Senior Note Due 2019

CUSIP No.

ISIN No.

$

SunCoke Energy, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                 , or its registered assigns, the principal sum of                  DOLLARS ($                 ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto]1 on August 1, 2019.

Initial Interest Rate: 7.625% per annum.

Interest Payment Dates: August 1 and February 1, commencing February 1, 2012.

Regular Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Notes

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

SUNCOKE ENERGY, INC.

By:
Name:
Title:

(Form of Certificate of Authentication)

This is one of the 7 5/8% Senior Notes Due 2019 described in the Indenture referred to in this Note.

The Bank of New York Mellon Trust Company, N.A., as Authentication Agent

Date:	By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

SUNCOKE ENERGY, INC.

7 5/8% Senior Note Due 2019

1.	Principal and Interest.

The Company promises to pay the principal of this Note on August 1, 2019.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 7.625% per annum [(subject to adjustment as provided below)].1

Interest will be payable semiannually in arrears (to the Holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date) on each interest payment date, commencing February 1, 2012.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 26, 2011, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”).]2

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note]3 (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date or such other date determined on the date of issue]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% higher than the rate otherwise applicable to this Note. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of July 26, 2011 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company. The original aggregate principal amount of the Notes is $400,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued

[1]	Include only for Initial Note or Initial Additional Note.
[2]	Include only for Initial Note or Initial Additional Note.
[3]	Include only for Exchange Note.

Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guarantied as set forth in the Indenture.

3.	Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

Except as set forth in the next three paragraphs, the Notes are not redeemable at the option of the Company. There will be no mandatory redemption or sinking fund payments for the Notes.

At any time and from time to time prior to August 1, 2014, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after August 1, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date.

12-month period commencing August 1 in Year	Percentage
2014	105.719%
2015	103.813%
2016	101.906%
2017 and thereafter	100.000%

At any time and from time to time prior to August 1, 2014, the Company may redeem the Notes with the net cash proceeds received by the Company from one or more Equity Offerings at a redemption price equal to 107.625% of the principal amount plus accrued and unpaid interest to the redemption date, in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes, including Additional Notes, provided that:

(1) in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2) not less than 50% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately thereafter.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without interest coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes as described in the Indenture.

7.	Authentication.

This Note is not valid until the Trustee or Authentication Agent signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                         (2), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐        (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐        (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐        (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller:
By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

(2)	One year after date of initial issuance or a later date when purchased from an affiliate.

Signature Guarantee:

(5)

By
To be executed by an executive officer

(5)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the box:  ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$                                         .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(1)

By
To be executed by an executive officer

(1)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1)	For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of             ,

among

and

SunCoke Energy, Inc.

as Company

The Guarantors Party Hereto

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

7  5/8% Senior Notes due 2019

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     ,     , between SunCoke Energy, Inc., a Delaware corporation (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto, and the Trustee entered into the Indenture, dated as of July 26, 2011 (the “Indenture”), relating to the Company’s 7 5/8% Senior Notes Due 2019 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Restricted Subsidiary that Guarantees the Credit Facilities of the Company to guarantee the Notes by executing a Note Guaranty;

WHEREAS, all things necessary to make the Supplemental Indenture a legal, valid and binding obligation of the Company have been done.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture, guarantee the Notes and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof. The Note Guaranty of each Undersigned may be released in accordance with the Indenture.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. The Trustee makes no representations or warranties with respect to the validity or sufficiency of this Supplemental Indenture.

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SunCoke Energy, Inc., as the Company

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Name:
Title:

B-3

EXHIBIT C

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Re:	SunCoke Energy, Inc. 7 5/8% Senior Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of July 26, 2011 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A. This Certificate relates to our proposed transfer of $             principal amount of the Notes issued under the Indenture. We hereby certify as follows:

1.	The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B. This Certificate relates to our proposed exchange of $             principal amount of the Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

1.

At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S.

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person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You, the Trustee and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:
Title:
Address:

Date:

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EXHIBIT F

Rule 144A Certificate

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Re:	SunCoke Energy, Inc. 7 5/8% Senior Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of July 26, 2011 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $             principal amount of the Notes issued under the Indenture.

☐ B. Our proposed exchange of $             principal amount of the Notes issued under the Indenture for an equal principal amount of the Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of Company that are not affiliated with us (or such accounts, if applicable), as of             , 20[    ] , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You, the Trustee and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:
Title:
Address:

Date:

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EXHIBIT G

Institutional Accredited Investor Certificate

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Re:	SunCoke Energy, Inc. 7 5/8% Senior Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of July 26, 2011 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of $             principal amount of Notes issued under the Indenture.

☐ B. Our proposed exchange of $             principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which is attached to the Indenture as Exhibit G) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which is attached to the Indenture as Exhibit G) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You, the Trustee and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:

Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To: The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Re:	SunCoke Energy, Inc. 7 5/8% Senior Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of July 26, 2011 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $             principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐ A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B. We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You, the Trustee and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:

Name:
Title:
Address:

Date:

H-1

[FORM II]

Certificate of Beneficial Ownership

To: The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place-38th Floor

Pittsburgh, PA 15259

Re:	SunCoke Energy, Inc. 7 5/8% Senior Notes due 2019 (the “Notes”) Issued under the Indenture (the “Indenture”) dated as as of July 26, 2011 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $             principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any

Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You, the Trustee and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:

Name:
Title:
Address:

Date:

H-2

EXHIBIT I

Temporary Offshore Global Note Legend

THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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